Exhibit 10.38
SENSATA TECHNOLOGIES HOLDING N.V.
(the "Company")
AMENDMENT TO AWARD AGREEMENT - OPTIONS
Amendment Date: _______ __, 2011
Issue to:
__________ ("Participant")

The Award Agreements dated __________, __________, and __________ are hereby amended as follows:

This amendment provides to each of the Award Agreements a vested options expiration extension from 60-days to 6-months from the date of a termination for “good reason” or “without cause.”

This amendment may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same agreement.
* * * *

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has executed this agreement effective as of the date first above written.

SENSATA TECHNOLOGIES HOLDING N.V.

By:

Name:

Title:

Accepted and Agreed: